Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 15, 2012, except as to Note 18, which is as of February 4, 2013, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho
February 4, 2013